Exhibit 5.1

November 16, 2018

Cloudera, Inc.
395 Page Mill Road
Palo Alto, California 94306

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-4 (File Number 333-228155) filed by Cloudera, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on November 5, 2018, as amended (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company’s Common Stock, $0.00005 par value per share (the “Stock”), to be issued pursuant to the terms of the Plan of Merger and Reorganization, dated as of October 3, 2018, by and among the Company, Surf Merger Corporation, a Delaware corporation and a direct, wholly owned subsidiary of the Company, and Hortonworks, Inc., a Delaware corporation (the “Merger Agreement”). Capitalized terms used in this opinion not otherwise defined herein shall have the respective meanings ascribed to such capitalized terms in the Merger Agreement.

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: the Company’s current Restated Certificate of Incorporation and Restated Bylaws (collectively, the “Charter Documents”); the Registration Statement and the exhibits thereto; the Joint Proxy Statement/Prospectus; the Merger Agreement; certain corporate proceedings of the Company’s Board of Directors (the “Board”), the committee or the committees of the Board and the Company’s stockholders relating to adoption or approval of the Company Charter Documents, the filing of the Registration Statement, the Merger Agreement and the registration of the Stock under the Securities Act of 1933, as amended; documents (including a report from the Company’s transfer agent) regarding the Company’s outstanding and reserved capital stock and other securities; and such other documents as we have deemed advisable. We have examined such questions of law as we have considered necessary.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. In determining the good standing of the Company, we have relied solely upon a Certificate of Good Standing dated November 16, 2018 issued by the Delaware Secretary of State with respect to the Company.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, we are of the opinion that the Stock to be issued by the Company, when issued in accordance with the terms of the Merger Agreement, and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

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This opinion is intended solely for use in connection with the issuance of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Registration Statement or the facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
By:	/s/ Fenwick & West LLP
FENWICK & WEST LLP

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